SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2004

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard	90010
Los Angeles California
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets.

          Effective April 30, 2004, Pacific Union Bank, a California banking corporation (“PUB”), merged (the “Merger”) with and into Hanmi Bank, a California banking corporation and a direct and wholly owned subsidiary of Hanmi Financial Corporation (“Hanmi” or the “Company”). The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of December 22, 2003, by and between Hanmi, Hanmi Bank and PUB (the “Merger Agreement”).

          The preceding is qualified in its entirety by reference to the Merger Agreement and a press release, which are attached as Exhibits 2.1 and 99.1 to this Form 8-K, respectively, and are incorporated herein by reference.

Item 5.   Other Events and Regulation FD Disclosure.

     In connection with the Merger, Castle Creek Financial LLC (“Castle Creek”) and PUB were each entitled to designate an additional member to the Hanmi Board of Directors, subject to the approval of Hanmi. Castle Creek designated Mr. William J. Ruh, who was approved by the Hanmi Board of Directors at its December 21, 2003 meeting. Upon the effectiveness of the merger, the Board of Directors of Hanmi now includes Mr. Ruh. PUB has designated Mr. Kraig Kupiek, who served as a member of the Board of Directors of PUB immediately prior to the closing of the Merger. The two will join the following twelve members of the Hanmi Board of Directors: Messrs. Jae Whan Yoo, I Joon Ahn, Stuart S. Ahn, Ung Kyun Ahn, George S. Chey, Ki Tae Hong, Joon H. Lee, Richard B.C. Lee, M. Christian Mitchell, Chang Kyu Park, Joseph K. Rho and Won R. Yoon.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

          Financial statements required by this item shall be filed no later than 60 days after the date that this report is required to be filed.

(b)	Pro Forma Financial Information

          Financial statements required by this item shall be filed no later than 60 days after the date that this report is required to be filed.

(c)	Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of December 22, 2003, by and between Hanmi Financial Corporation, Hanmi Bank and Pacific Union Bank, (incorporated herein by reference to Appendix A to Hanmi’s registration statement on Form S-4 (No. 333-112606) filed with the SEC on February 6, 2004).
99.1	Press release dated April 30, 2004.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2004	Hanmi	Financial Corporation

	By:	/s/ Jae Whan Yoo

Jae Whan Yoo
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of December 22, 2003, by and between Hanmi Financial Corporation, Hanmi Bank and Pacific Union Bank, (incorporated herein by reference to Appendix A to Hanmi’s registration statement on Form S-4 (No. 333-112606) filed with the SEC on February 6, 2004).
99.1	Press release dated April 30, 2004.